Exhibit 99.1

Pike Reports Revenue Increase of 59% and EPS of $0.67 per Diluted Share in Fiscal Second Quarter 2013

Results Represent Record Revenue and Significant Earnings Growth

MOUNT AIRY, N.C.--(BUSINESS WIRE)--February 5, 2013--Pike Electric Corporation (NYSE: PIKE), one of the nation’s leading energy solutions providers, today reported fiscal second quarter 2013 results for the period ended December 31, 2012. Total revenue in the second quarter was a record high $273.7 million, up 59% compared to $172.0 million in the year-ago period. Net income in the second quarter totaled $23.6 million, or $0.67 per diluted share. By comparison, net income totaled $4.9 million, or $0.14 per diluted share, in the year-ago period.

Total revenue in the fiscal second quarter 2013 included storm-related services of $83.0 million, compared to $21.9 million in the same quarter last year. Gross profit totaled $59.2 million, or 21.6% of revenue. By comparison, gross profit totaled $25.4 million, or 14.8% of revenue, in the year-ago period. General and administrative expenses totaled $19.9 million, or 7.3% of revenue. By comparison, general and administrative expenses totaled $15.9 million, or 9.2% of revenue, in the year-ago period.

“All areas of our core business improved on a year-over-year basis, contributing to this quarter’s record revenue. Our fiscal second quarter financial performance also reflects a significant increase in the level of storm restoration activity,” said J. Eric Pike, Chairman and CEO of Pike. “Our year-to-date revenue of $518.3 million suggests fiscal 2013 will be a record year for Pike. In addition, earnings for the six months ended December 31, 2012 are already three times higher than the $0.31 per diluted share we reported for the fiscal year ended June 30, 2012.”

The Company has adopted two reportable segments for financial reporting purposes: Construction and All Other Operations. The accompanying ‘segment results’ table provides eliminations and other adjustments that reconcile the segment revenues and income from operations amounts to consolidated results.

Construction revenue totaled $228.4 million, up 46% compared to $156.3 million in the year-ago period. Income from operations in the Construction segment totaled $38.3 million, compared to $9.1 million in the year-ago period. All Other Operations revenue totaled a record high $45.3 million, up 189% compared to $15.7 million in the year-ago period. Income from operations in the All Other Operations segment totaled $1.9 million, compared to $0.7 million in the year-ago period.

Conference Call

The Company will host a conference call at 11:00 a.m. Eastern on Wednesday, February 6. The call can be accessed by dialing (888) 359-3627, or (719) 457-1512 for international callers. The confirmation code for the live call is 4239091. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 4239091. The replay will remain available until midnight Eastern on February 13. An on-demand replay of the conference call will remain online for a limited time following the conclusion of the call.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,

	2012	2011	2012	2011

Revenues	$273,668	$172,031	$518,281	$343,822
Cost of operations	214,434	146,616	422,125	294,554

Gross profit	59,234	25,415	96,156	49,268
General and administrative expenses	19,891	15,859	39,359	31,876
(Gain) loss on sale of property and equipment	(68)	(40)	(198)	118

Income from operations	39,411	9,596	56,995	17,274
Other expense (income):
Interest expense	1,884	1,345	4,007	4,838
Other, net	(4)	(9)	(25)	(13)

Total other expense, net	1,880	1,336	3,982	4,825

Income before income taxes	37,531	8,260	53,013	12,449
Income tax expense	13,929	3,369	20,129	4,954

Net income	$23,602	$4,891	$32,884	$7,495

Earnings per share:
Basic	$0.67	$0.14	$0.94	$0.22
Diluted	$0.67	$0.14	$0.93	$0.21

Shares used in computing earnings per share:
Basic	35,129	34,663	35,089	34,421
Diluted	35,423	35,132	35,360	34,976

Dividends per share:	$1.00	$-	$1.00	$-

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	June 30,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,517	$1,601
Accounts receivable, net	137,748	91,059
Costs and estimated earnings in excess of billings
on uncompleted contracts	77,100	66,414
Inventories	10,314	15,348
Prepaid expenses and other	7,907	9,001
Deferred income taxes	9,207	9,722
Total current assets	244,793	193,145
Property and equipment, net	175,116	174,655
Goodwill	153,657	122,932
Other intangibles, net	79,162	43,617
Deferred loan costs, net	1,933	2,175
Other assets	1,862	1,624
Total assets	$656,523	$538,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,527	$26,206
Accrued compensation	30,115	28,703
Billings in excess of costs and estimated earnings
on uncompleted contracts	10,685	5,318
Accrued expenses and other	19,235	7,551
Current portion of insurance and claim accruals	15,228	11,525
Total current liabilities	102,790	79,303
Revolving credit facility	207,500	123,000
Insurance and claim accruals, net of current portion	3,957	3,956
Deferred compensation	6,058	5,578
Deferred income taxes	57,272	46,749
Other liabilities	2,929	2,637
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 authorized
shares; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 authorized shares; 35,182 and 35,052 shares issued and outstanding
at December 31, 2012 and June 30, 2012, respectively	6,428	6,428
Additional paid-in capital	174,553	173,060
Accumulated other comprehensive loss, net of taxes	(121)	-
Retained earnings	95,157	97,437
Total stockholders’ equity	276,017	276,925
Total liabilities and stockholders’ equity	$656,523	$538,148

PIKE ELECTRIC CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three months ended December 31,		Six months ended December 31,

	2012	2011	2012	2011
Construction
Core services	$149,941	$140,805	$306,419	$262,021
Less: Intersegment revenues	(211)	(6,351)	(238)	(6,351)

Core services, net	149,730	134,454	306,181	255,670
Storm restoration services	78,622	21,891	125,595	56,684

Revenues, net	228,352	156,345	431,776	312,354
Income from operations	38,327	9,110	54,907	17,698
Depreciation and amortization	9,678	9,478	18,749	18,756
Purchases of property and equipment	9,398	7,716	17,157	15,327

All Other Operations
Core services	$51,310	$17,693	$100,313	$33,475
Less: Intersegment revenues	(10,377)	(2,007)	(21,414)	(2,007)

Core services, net	40,933	15,686	78,899	31,468
Storm assessment and inspection services	4,383	-	7,606	-

Revenues, net	45,316	15,686	86,505	31,468
Income from operations	1,888	715	3,962	115
Depreciation and amortization	1,389	250	2,703	674
Purchases of property and equipment	199	-	547	-

Eliminations and Other Adjustments
Revenues	$-	$-	$-	$-
Loss from operations	(804)	(229)	(1,874)	(539)
Depreciation and amortization	-	-	-	-
Purchases of property and equipment	-	-	-	-

Total
Core services	$201,251	$158,498	$406,732	$295,496
Less: Intersegment revenues	(10,588)	(8,358)	(21,652)	(8,358)

Core services, net	190,663	150,140	385,080	287,138
Storm-related services	83,005	21,891	133,201	56,684

Revenues, net	273,668	172,031	518,281	343,822
Income from operations	39,411	9,596	56,995	17,274
Depreciation and amortization	11,067	9,728	21,452	19,430
Purchases of property and equipment	9,597	7,716	17,704	15,327

CONTACT:
Pike Electric Corporation
Investor Relations Contact:
Frank Milano, 336-719-4622
IR@pike.com